UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 May 9, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported in our current report on Form 8-K filed on April 3, 2006, we consummated the merger of Jefferson-Pilot Corporation, a North Carolina corporation (“Jefferson-Pilot”), with and into Lincoln JP Holdings, L.P., an Indiana limited partnership and our wholly owned subsidiary, as contemplated by the Agreement and Plan of Merger, dated as of October 9, 2005, as amended as of January 26, 2006, by and among Lincoln National Corporation, Jefferson-Pilot, Lincoln JP Holdings, L.P and Quartz Corporation, a North Carolina corporation and wholly owned subsidiary of LNC, on April 3, 2006. We are filing this Form 8-K to provide the additional financial information described in Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The following financial statements of Jefferson-Pilot Corporation are being filed herewith and are incorporated herein by reference:

Jefferson-Pilot Corporation and Subsidiaries unaudited consolidated financial statements at March 31, 2006 and December 31, 2005 and for the quarter ended March 31, 2006 and 2005.

(b) Pro Forma Financial Information.

The unaudited pro forma financial statements with respect to the combined company (unaudited pro forma condensed combined balance sheet as of March 31, 2006, unaudited pro forma condensed combined statement of income for the quarter ended March 31, 2006 and notes to the aforementioned unaudited pro forma condensed combined financial statements).

(c) Exhibits.

The Exhibit Index beginning on page E-1 is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 9, 2006	Lincoln National Corporation

	By:	/s/ Frederick J. Crawford

	Name:	Frederick J. Crawford
	Title:	Senior Vice President and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Jefferson-Pilot Corporation and Subsidiaries unaudited consolidated financial statements at March 31, 2006 and December 31, 2005 and for the quarter ended March 31, 2006 and 2005.
99.2	Unaudited pro forma condensed combined financial statements as of and for the quarterly period ended March 31, 2006.

E-1